Exhibit 99


           The Exploration Company Reports Record Annual Revenues and
                       Earnings, Higher Reserves for 2005


     SAN ANTONIO--(BUSINESS WIRE)--March 8, 2006--The Exploration Company (Nasdaq:TXCO) today reported record revenues and earnings, plus higher reserves, for the year ended Dec. 31, 2005. Highlights include:

     --   Record annual net income.

     --   Record corporate revenues.

     --   Higher operating income.

     --   Record stockholder equity.

     --   Continuing proved reserve growth.

     Despite the sale of properties incorporating approximately 20 percent of TXCO's production to EnCana Oil & Gas (USA) Inc., effective Sept. 1, 2005, total annual revenues rose to a record $67.0 million, a 16 percent rise from $57.7 million in 2004. Net income was $13.7 million, or $0.48 per share, up from $2.8 million, or $0.10 per share, for the prior year. All per-share amounts are on a diluted basis. TXCO realized a $24.5 million pre-tax gain from the EnCana sale, a primary factor in the income improvement. At year end, total assets were $109.5 million, compared with $114.2 million at year-end 2004, reflecting the September transaction.
     Net cash provided by operating activities was $6.3 million, compared with $16.4 million in 2004, reflecting higher taxes and increased current asset balances resulting from gains on the asset sale and losses on derivatives in 2005. The Company used sale proceeds to redeem preferred stock, retire debt on its revolving credit facility, pay off remaining obligations from an asset exchange agreement signed in early 2005 for Maverick Basin acreage, and terminate certain natural gas derivative contracts. Ebitda -- earnings before income taxes, interest expense, depreciation, depletion, amortization, impairment and abandonment expense -- was a record $21.3 million, or $0.74 per share, an 18 percent increase from $18.1 million, or $0.67 per share, in 2004. Ebitdax -- Ebitda plus exploration expense -- also set a record, rising to $24.6 million, or $0.85 per share, up 20 percent from $20.6 million, or $0.76 per share, a year earlier. See the Company's Web site at www.txco.com for a reconciliation of non-GAAP financial measures.
     Oil and gas sales rose 28 percent from the prior year to $38.5 million from $30.2 million. Gas gathering revenues climbed to $28.4 million from $27.5 million in 2004. Commodity price realizations in 2005 were $7.65 per thousand cubic feet for natural gas and $54.21 per barrel for crude oil. TXCO stockholders' equity rose to $83.3 million, a 27 percent increase from $65.7 million at year-end 2004.

     Continuing Reserve Growth

     TXCO continued its long-term trend of annual growth in proved reserves with a 4 percent increase from year-end 2004 despite the EnCana asset sale. Net proved reserves at the end of 2005 were 39.4 billion cubic feet equivalent of natural gas (Bcfe), up 1.5 Bcfe from 37.9 Bcfe at year-end 2004. Combined with the year's production of 4.6 Bcfe and reserve sale of 1.4 Bcfe, gross reserve additions in 2005 were 7.5 Bcfe. TXCO had a 161 percent all-source reserve replacement rate for the year. Estimated, pre-tax future net cash flows discounted at 10 percent (PV-10) for proved reserves at year-end 2005 were $110.6 million, up 37 percent from 2004, based on adjusted commodity prices of $57.75 per barrel for crude oil and $7.775 per million Btu for natural gas.
     The Company's reserve life index rose to 8.6 years, up from 7.7 years at the end of 2004 and its reserve mix consists of 75 percent oil and 25 percent gas. Approximately 47 percent of TXCO's oil and gas reserves are proved developed. Since year-end 2000, the Company's proved reserves have increased 600 percent. All reserve estimates were prepared by the independent engineering firms of DeGolyer and MacNaughton and William Cobb & Associates in accordance with SEC and Financial Accounting Standards Board requirements.
     In 2006, TXCO plans to drill 14 locations that are considered proved undeveloped and another 43 wells targeting new reserve additions. Approximately 75 percent of this year's drilling program will focus on oil-prone reserves and 25 percent will target gas.

     Management's Perspective

     "TXCO saw historic, positive changes in 2005 that greatly improved our financial condition as we begin an active drilling program for 2006," said President and CEO James E. Sigmon. "Our agreement with EnCana monetized just a portion of the value in our Maverick Basin acreage position and allowed us to recapitalize and deleverage our balance sheet. We entered 2006 with higher capital availability, both in cash and in our existing credit facility, and we retain a large inventory of attractive drilling targets across our core area. I believe we will see continuing growth in production, reserves, profitability and shareholder value.
     "In particular, we have the opportunity to accelerate development of our successful Glen Rose Porosity play. Meanwhile, the partnership with EnCana offers the potential to more rapidly develop the resource-play potential of multiple zones in the Maverick Basin. Later this year, we will begin work on our exciting new Marfa Basin lease block in West Texas, which is prospective for the Barnett and Woodford shales," Sigmon added.

     About The Exploration Company

     The Exploration Company is an independent oil and gas enterprise with interests primarily in the Maverick Basin of Southwest Texas. The Company has a consistent record of long-term growth in its proved oil and gas reserves, leasehold acreage position, production and cash flow through its established exploration and development programs. Its business strategy is to build shareholder value by acquiring undeveloped mineral interests and internally developing a multi-year drilling inventory through the use of advanced technologies, such as 3-D seismic and horizontal drilling. The Company accounts for its oil and gas operations under the successful efforts method of accounting and trades its common stock on the Nasdaq Capital Market under the symbol "TXCO."

     Forward-Looking Statements

     Statements in this press release that are not historical, including statements regarding TXCO's or management's intentions, hopes, beliefs, expectations, representations, projections, estimations, plans or predictions of the future, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include those relating to oil and gas prices, capital expenditures, production levels, drilling plans, including the timing, number and cost of wells to be drilled, projects and expected response, and establishment of reserves. It is important to note that actual results may differ materially from the results predicted in any such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. More information about potential factors that could affect the company's operating and financial results is included in TXCO's annual report on Form 10-K for the year ended Dec. 31, 2004, and its Form 10-Q for the quarter and year-to-date period ended Sept. 30, 2005. This and all previously filed documents are on file at the Securities and Exchange Commission and can be viewed on TXCO's website at www.txco.com. Copies are available without charge, upon request from the Company.

         (Financial Information and Selected Operational Tables Follow)


                             THE EXPLORATION COMPANY
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                      December 31
(in thousands)                                       2005      2004
----------------------------------------------------------------------
Assets

Current Assets
  Cash and equivalents                               $6,083    $3,118
  Accounts receivable:
    Joint interest owners                             2,834     1,737
    Oil and gas sales                                 6,510     7,249
  Prepaid expenses and other                          1,620       800
  Accrued derivative asset - current                      -       134
                                                   --------- ---------
    Total Current Assets                             17,047    13,038

Property and Equipment, net - successful efforts
 method of accounting for oil and gas properties     84,467    94,836

Other Assets
  Deferred tax asset                                  7,242     5,233
  Other assets                                          780     1,130
                                                   --------- ---------
    Total Other Assets                                8,022     6,363
                                                   --------- ---------

Total Assets                                       $109,536  $114,237
                                                   ========= =========


                             THE EXPLORATION COMPANY
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)

                                                       December 31
(in thousands)                                       2005      2004
----------------------------------------------------------------------
Liabilities And Stockholders' Equity

Current Liabilities
  Accounts payable, trade                           $10,003   $10,340
  Undistributed revenue                               2,479     1,062
  Current income taxes payable                        4,952        15
  Other payables and accrued liabilities              4,297     5,435
  Derivative settlements payable                        151        49
  Accrued derivative obligation - short-term          2,084         -
  Long-term debt, current portion                       262     1,666
                                                   --------- ---------
    Total Current Liabilities                        24,228    18,567

Long-Term Liabilities
  Long-term debt, net of current portion                  1    17,099
  Accrued derivative obligation - long-term             461         -
  Redeemable preferred stock, Series B
   (redemption value - $16 million)                       -    10,991
  Accrued dividends - preferred stock                     -       218
  Asset retirement obligation                         1,565     1,680
                                                   --------- ---------
     Total Long-Term Liabilities                      2,027    29,988

Stockholders' Equity
  Preferred stock; authorized 10,000,000 shares,
   Series A, -0- shares issued and outstanding
   Series B, -0- and 16,000 shares issued and
   outstanding                                            -         -
  Common stock, par value $0.01 per share;
   authorized 50,000,000 shares, issued
   29,479,697 and 28,110,363 shares, and
   outstanding 29,379,897 and 28,010,563                295       281
  Additional paid-in capital                         89,680    84,010
  Accumulated deficit                                (4,622)  (18,363)
  Accumulated other comprehensive loss, net of
   tax                                               (1,826)        -
  Less treasury stock, at cost, 99,800 shares          (246)     (246)
                                                   --------- ---------
    Total Stockholders' Equity                       83,281    65,682
                                                   --------- ---------

Total Liabilities and Stockholders' Equity         $109,536  $114,237
                                                   ========= =========


                             THE EXPLORATION COMPANY
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)

                                             Years Ended December 31
(in thousands, except per share data)        2005     2004     2003
----------------------------------------------------------------------
Revenues
  Oil and gas sales                         $38,533  $30,181  $24,391
  Gas gathering operations                   28,430   27,536   15,145
  Other operating income                         37       18        9
                                            -------- -------- --------
     Total Revenues                          67,000   57,735   39,545

Costs and Expenses
  Lease operations                            6,470    5,460    4,408
  Production taxes                            2,180    1,588    1,501
  Exploration expenses                        3,266    2,449    2,187
  Impairment and abandonments                 1,406    2,355    2,523
  Gas gathering operations                   28,312   25,292   15,136
  Depreciation, depletion and amortization   12,597    9,851    8,628
  General and administrative                  5,439    4,853    3,716
                                            -------- -------- --------
    Total Costs and Expenses                 59,670   51,848   38,099
                                            -------- -------- --------

Income (loss) from operations                 7,330    5,887    1,446

Other Income (Expense)
  Interest income                                89       32       27
  Interest expense                           (2,920)  (2,909)  (1,365)
  Loan fee amortization                        (132)     (83)     (18)
  Derivative mark-to-market loss             (2,128)     (19)       -
  Derivative settlements loss                (9,115)       -        -
  Gain on sale of assets                     24,540        -        -
                                            -------- -------- --------
    Total Other Income (Expense)             10,334   (2,979)  (1,356)
                                            -------- -------- --------

Income before income taxes, minority
 interest and cumulative effect of change
 in accounting principle                     17,664    2,908       90
Minority interest in income of subsidiaries       -       35       75
                                            -------- -------- --------

Income before income taxes and cumulative
 effect of change in accounting principle    17,664    2,943      165
Income tax expense                            3,923      146       50
Cumulative effect of change in accounting
 principle, net of tax                            -        -       74
                                            -------- -------- --------

Net Income                                  $13,741   $2,797      $41
                                            ======== ======== ========

Earnings Per Share:
  Basic earnings before cumulative effect
   of change in accounting principle          $0.48    $0.11    $0.01
  Cumulative effect of change in accounting
   principle                                      -        -    (0.01)
                                            -------- -------- --------
        Basic Earnings Per Share              $0.48    $0.11    $0.00
                                            ======== ======== ========

  Diluted earnings before cumulative effect
   of change in accounting principle          $0.48    $0.10    $0.01
  Cumulative effect of change in accounting
   principle                                      -        -    (0.01)
                                            -------- -------- --------
        Diluted Earnings Per Share            $0.48    $0.10    $0.00
                                            ======== ======== ========

  Weighted average number of common shares outstanding:
    Basic                                    28,444   26,066   20,781
    Diluted                                  28,885   26,971   21,295


                             THE EXPLORATION COMPANY
            Condensed Consolidated Statements of Stockholders' Equity
                                   (Unaudited)

                                                Additional
                                  Common Stock   Paid-in   Accumulated
(in thousands)                   Shares  Amount  Capital     Deficit
----------------------------------------------------------------------
Balance at December 31, 2002     20,110   $201    $58,216    $(21,201)

Issuance of common stock
 - net of expenses of
 $401                             2,133     21      5,742           -
Other adjustments                     -      -         18           -
Net income for the year               -      -          -          41
                                 ------- ------ ---------- -----------

Balance at December 31, 2003     22,243    222     63,976     (21,160)

Issuance of common stock
 - net of expenses of
 $1,237                           5,867     59     19,797           -
Non-cash compensation                 -      -        237           -
Net income for the year               -      -          -       2,797
                                 ------- ------ ---------- -----------

Balance at December 31, 2004     28,110    281     84,010     (18,363)

Common stock options &
 warrants exercised                 912      9      2,907           -
Issuance of common stock
 - net of expenses of $ -0-         458      5      2,763           -
Net income for the year               -      -          -      13,741
Other comprehensive income
 (loss):
  Net deferred hedge losses           -      -          -           -
  Tax benefits of net hedge
   losses                             -      -          -           -
                                 ------- ------ ---------- -----------

Balance at December 31, 2005     29,480   $295    $89,680     $(4,622)
                                 ======= ====== ========== ===========


                                         Accumulated
                                            Other
                                         Comprehen-  Treasury
(in thousands)                            sive Loss   Stock    Total
----------------------------------------------------------------------
Balance at December 31, 2002                      -    $(246) $36,970

Issuance of common stock
 - net of expenses of
 $401                                             -        -    5,763
Other adjustments                                 -        -       18
Net income for the year                           -        -       41
                                         ----------- -------- --------

Balance at December 31, 2003                      -     (246)  42,792

Issuance of common stock
 - net of expenses of
 $1,237                                           -        -   19,856
Non-cash compensation                             -        -      237
Net income for the year                           -        -    2,797
                                         ----------- -------- --------

Balance at December 31, 2004                      -     (246)  65,682

Common stock options &
 warrants exercised                               -        -    2,916
Issuance of common stock
 - net of expenses of $ -0-                       -        -    2,768
Net income for the year                           -        -   13,741
Other comprehensive income (loss):
  Net deferred hedge losses                  (2,881)       -   (2,881)
  Tax benefits of net hedge losses            1,055        -    1,055
                                         ----------- -------- --------

Balance at December 31, 2005                $(1,826)   $(246) $83,281
                                         =========== ======== ========


                             THE EXPLORATION COMPANY
                 Condensed Consolidated Statements of Cash Flows
                                   (Unaudited)

                                            Years Ended December 31
(in thousands)                              2005     2004     2003
----------------------------------------------------------------------
Operating Activities
  Net income                               $13,741   $2,797      $41
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
      Depreciation, depletion and
       amortization                         12,597    9,851    8,628
      Impairments and abandonments           1,406    2,354    2,523
      Minority interest in income of
       subsidiaries                              -      (35)     (75)
      Gain on sale of assets               (24,540)       -        -
      Deferred income taxes                   (928)       -        -
      Cumulative effect of change in
       accounting principle                      -        -       74
      Non-cash interest expense and
       accretion of liability
       - redeemable preferred stock            684    1,016      677
      Non-cash compensation expense              -      237        -
      Non-cash derivative mark-to market
       (gain) loss                            (228)    (134)       -
      Changes in operating assets and
       liabilities:
        Receivables                           (984)  (4,147)     280
        Prepaid expenses and other            (469)     (81)    (216)
        Accounts payable and accrued
         expenses                            4,981    4,589    3,226
                                           -------- -------- --------
Net cash provided by operating activities    6,260   16,447   15,158

Investing Activities
  Development and purchases of oil and gas
   properties                              (52,440) (39,335) (36,071)
  Purchase of other equipment                  (37)    (224)    (397)
  Proceeds from sale of oil and gas
   properties                               78,002        -        -
  Changes in minority interests                  -     (159)     186
                                           -------- -------- --------
Net cash provided (used) by investing
 activities                                 25,525  (39,718) (36,282)

Financing Activities
  Proceeds from common stock transactions,
   net of expenses                           5,683   18,620    5,781
  Proceeds from issuance of redeemable
   preferred stock, net of offering costs        -        -    9,230
  Proceeds from long-term debt obligations  15,001   19,099   15,844
  Payments on long-term debt obligations   (32,099) (17,295)  (5,000)
  Payments on installment obligations       (1,761)    (593)  (1,230)
  Proceeds from installment obligations        356      377      346
  Redemption of preferred stock            (16,000)       -        -
                                           -------- -------- --------
Net cash provided (used) by financing
 activities                                (28,820)  20,208   24,971
                                           -------- -------- --------

Change in Cash and Equivalents               2,965   (3,063)   3,847

Cash and Equivalents at Beginning of Year    3,118    6,181    2,334
                                           -------- -------- --------

Cash and Equivalents at End of Year         $6,083   $3,118   $6,181
                                           ======== ======== ========

Supplemental Disclosures:
  Cash paid for interest                    $3,224   $3,011   $1,200
  Cash paid for income taxes                   158        -        -


                             THE EXPLORATION COMPANY
                             SELECTED OPERATING DATA

                                             Year Ended December 31,
($'s in thousands, except average prices)      2005           2004
                                            -----------    -----------

Net cash provided in operating activities   $    6,260     $   16,447

Ebitdax (a)                                     24,599         20,577

Ebitda (a)                                      21,333         18,128

Debt to asset ratio                                0.2%          30.4%

Sales

Oil:
   Sales, in thousands of barrels (MBbl)           397            321
   Average sales price per barrel           $    54.21     $    38.72

Natural Gas:
   Sales, in MMcf                                2,222          2,975
   Average sales price per Mcf              $     7.65     $     5.96

Equivalent Basis:
   Sales in MBOE                                   768            817
   Average sales price per BOE              $    50.20     $    36.94

   Sales in MMcfe                                4,605          4,903
   Average sales price per Mcfe             $     8.37     $     6.16

Other Operating Data
   Total lifting costs                      $    8,650     $    7,049
   Lifting costs per Mcfe                   $     1.88     $     1.44

   Total lifting costs excluding Pena
    Creek waterflood                        $    6,523     $    5,350
   Lifting costs per Mcfe excluding Pena
    Creek waterflood                        $     1.57     $     1.22

   Sales volume - oil properties - MBbl            375            298
   Lifting costs-oil (Incl Prod & Sev Tax)  $    4,803     $    3,651
   Lifting costs per Barrel                 $    12.82     $    12.27

   Sales volume - gas properties - Mcf           2,080          2,911
   Lifting costs-gas (Incl Prod & Sev Tax)  $    3,847     $    3,398
   Lifting costs per Mcf                    $     1.85     $     1.17

   Depletion cost per BOE                   $    16.14     $    11.80

   Depletion cost per Mcfe                  $     2.69     $     1.97


(a) Please see TXCO's Web site at www.txco.com for a reconciliation of these non-GAAP financial measures.



    CONTACT: The Exploration Company, San Antonio
             Investors:
             Roberto R. Thomae, 210-496-5300, ext. 214
             bthomae@txco.com
             or
             Media:
             Paul Hart, 210-496-5300, ext. 264
             pdhart@txco.com